Exhibit 99.3

                                Intel Corporation
   Unaudited operating segment results for 2003 and 2002 by quarter conformed to reflect the company's new basis of segment reporting


     Revenue and operating income or loss of the company's segments for the four quarters of 2003 and 2002 are summarized below. All amounts presented have been reclassified to conform to the changes in the organization through the second quarter of 2004.

       (In Millions)
       -------------
       2003 For Quarter Ended         December 27    September 27     June 28       March 29
       ----------------------         -----------    ------------     -------       --------
       Intel Architecture Business
         Net revenue                 $     7,697    $     6,859    $     5,850    $     5,772
         Operating income            $     3,721    $     2,899    $     1,829    $     1,905

       Intel Communications Group
         Net revenue                 $     1,035    $       973    $       957    $       963
         Operating loss              $      (143)   $      (208)   $      (255)   $      (218)

       All Other
         Net revenue                 $         9    $         1    $         9    $        16
         Operating loss              $    (1,016)   $      (387)   $      (298)   $      (296)

       Total
         Net revenue                 $     8,741    $     7,833    $     6,816    $     6,751
         Operating income            $     2,562    $     2,304    $     1,276    $     1,391


       (In Millions)
       -------------
       2002 For Quarter Ended         December 28    September 28     June 29       March 30
       ----------------------         -----------    ------------     -------       --------
       Intel Architecture Business
         Net revenue                 $     5,939    $     5,412    $     5,217    $     5,779
         Operating income            $     1,980    $     1,390    $     1,341    $     1,787

       Intel Communications Group
         Net revenue                 $     1,195    $     1,063    $     1,064    $       966
         Operating loss              $      (244)   $      (184)   $      (196)   $      (193)

       All Other
         Net revenue                 $        26    $        29    $        38    $        36
         Operating loss              $      (272)   $      (242)   $      (506)   $      (279)

       Total
         Net revenue                 $     7,160    $     6,504    $     6,319    $     6,781
         Operating income            $     1,464    $       964    $       639    $     1,315
